Angel Oak Mortgage REIT, Inc. Prices $284.5 million Securitization, Accelerates Execution of Growth Strategy

Capital released from deal will enhance Company’s ability to purchase newly originated, high-coupon loans and grow earnings power of portfolio while continuing to manage liquidity

ATLANTA—June 27, 2023—Angel Oak Mortgage REIT, Inc. (NYSE: AOMR), (the “Company,” “we,” and “our”), a leading real estate finance company focused on acquiring and investing in first-lien non-QM loans and other mortgage-related assets in the U.S. mortgage market, today announced the pricing of AOMT 2023-4, an approximately $284.5 million scheduled principal balance securitization backed by a pool of residential mortgage loans, all of which were contributed by the Company. The senior tranche received an AAA rating from Fitch Ratings.

“We believe that this securitization represents an inflection point in our business, as the approximately $30 million of capital that will be released through AOMT 2023-4 allows us to materially expand the loan acquisition activity that we began earlier this quarter,” said Sreeni Prabhu, Chief Executive Officer and President of Angel Oak Mortgage REIT, Inc. “By leveraging our affiliated loan origination platform to accelerate loan purchase activity, we can compound the impact of the de-risking actions we’ve taken over the previous quarters while driving meaningful net interest income growth.”

Key Highlights and Updates
•AOMT 2023-4 includes a portfolio of 606 non-QM loans with a scheduled principal balance of $284.5 million with a weighted average loan coupon of 4.5%, a weighted average original loan-to-value ratio of 71.3%, and a weighted average original FICO score 734.
•With the capital released from the securitization, AOMR intends to accelerate purchases of current market coupon loans.
•Prior to the announced transaction, AOMR had begun actively purchasing newly originated loans carrying a weighted average loan coupon of 8.2%, a weighted average original loan-to-value ratio of 72%, and a weighted average original FICO score of 749.
•The securitization will reduce the Company’s whole loan warehouse debt by approximately 45.6% versus Q1 2023, bringing the total reduction in the Company’s whole loan warehouse debt since the end of Q3 2022 to approximately 73.7%.
Forward Looking Statements
This press release contains certain forward-looking statements that are subject to various risks and uncertainties, including, without limitation, statements relating to the performance of the Company’s investments. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “believe,” “could,” “project,” “predict,” “continue,” or by the negative of these words and phrases or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe existing or future plans and strategies, contain projections of results of operations, liquidity and/or financial condition, or state other forward-looking information. The Company’s ability to predict future events or conditions, their impact or the actual effect of existing or future plans or strategies is inherently uncertain. Although the Company believes that such forward-looking statements are based on reasonable assumptions, actual results and performance in the future could differ materially from those set forth in or implied by such forward-looking statements. You are cautioned not to place undue reliance on these forward‐looking statements, which reflect the Company’s views only as of the date of this press release. Additional information concerning factors that could cause actual results and performance to differ materially from these forward-looking statements is contained from time to time in the Company’s filings with the Securities and Exchange Commission. Except as required by applicable law, neither the Company nor any other person assumes responsibility for the accuracy and completeness of the forward‐looking statements. The Company does not undertake any obligation to update any forward-looking statements contained in this press release as a result of new information, future events or otherwise.
About Angel Oak Mortgage REIT, Inc.
Angel Oak Mortgage REIT, Inc. is a real estate finance company focused on acquiring and investing in first lien non-QM loans and other mortgage-related assets in the U.S. mortgage market. The Company’s objective is to generate attractive risk-adjusted returns for its stockholders through cash distributions and capital appreciation across interest rate and credit cycles. The Company is externally managed and advised by an affiliate of Angel Oak Capital Advisors, LLC, which, collectively with its affiliates, is a leading alternative credit manager with market leadership in mortgage credit that includes asset management, lending, and capital markets. Additional information about the Company is available at www.angeloakreit.com.

Contacts
Investors:
investorrelations@angeloakreit.com
855-502-3920

IR Agency Contact:
Alec Steinberg or Joseph Caminiti
Alpha IR Group
AOMR@alpha-ir.com
312-445-2870
Media:
Bernardo Soriano, Gregory FCA for Angel Oak Mortgage, Inc.
914-656-3880
bernardo@gregoryfca.com
Company Contact:
KC Kelleher, Angel Oak Mortgage REIT, Inc.
404-528-2684
kc.kelleher@angeloakcapital.com